Exhibit 11

ATTORNEYS AT LAW 777 EAST WISCONSIN AVENUE, SUITE 3800 MILWAUKEE, WISCONSIN 53202-5306 414.271.2400 TEL 414.297.4900 FAX www.foley.com CLIENT/MATTER NUMBER 082961-0105
September 16, 2011

Hennessy Mutual Funds, Inc.
7250 Redwood Blvd.
Suite 200
Novato, CA 9495

Ladies and Gentlemen:

We have acted as counsel for you in connection with the preparation of a Registration Statement on Form N-14 (the “Registration Statement”) relating to the issuance of shares of common stock by the Hennessy Cornerstone Growth Fund (the “Growth Fund”), a series of Hennessy Mutual Funds, Inc. (the “Company”), in connection with the Growth Fund’s acquisition of the assets and liabilities of the Hennessy Cornerstone Growth Fund, Series II, a series of Hennessy Funds Trust, in the manner set forth in the Registration Statement.  In this connection we have examined:  (a) the Registration Statement; (b) the Company’s Articles of Incorporation and Bylaws, each as amended or supplemented to date; (c) the Company’s corporate proceedings relative to the authorization for issuance of the shares of common stock of the Growth Fund; (d) the form of plan of acquisition and liquidation; and (e) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

Based upon and subject to the foregoing, and assuming that (a) the Registration Statement and any amendments thereto are effective and comply with all applicable laws and (b) all shares are issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and any amendments thereto, we are of the opinion that the shares of common stock of the Growth Fund when issued as contemplated in the Registration Statement will be legally issued, fully paid and nonassessable.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement.  In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by Section 7 of said Act.

Very truly yours,

/s/ Foley & Lardner LLP

FOLEY & LARDNER LLP

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